                        TROPICAL SPORTSWEAR INT'L CORPORATION
                              4902 W. WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302

                                                               December 22, 2000

Dear Shareholder:

        You  are  cordially  invited  to  attend  the  2001  Annual  Meeting  of
Shareholders of Tropical Sportswear Int'l Corporation (the "Company") which will be held at the offices of the Company, 4902 W. Waters Avenue, Tampa, Florida, on
Tuesday, January 23, 2001 at 10:00 a.m. local time.

        We look forward to your attendance at the Annual Meeting so that you can learn more about your Company and become better  acquainted  with members of the
Board of Directors and  management  team.  The items of business which are being presented  for a vote by the holders of Common  Stock at the Annual  Meeting are
(i) the election of three directors of the Company; and (ii) ratification of the selection  of the  Company's  auditor for the fiscal year ending  September  29,
2001,  all as explained in the  accompanying  Proxy  Statement.  Even if you are planning to attend, please complete the enclosed proxy card and return it in the enclosed envelope to cast your vote. You will still be able to revoke your proxy and vote your shares in person at the Annual Meeting if you so desire.

        If you have any questions about the Proxy Statement or the  accompanying
2000 Annual Report, please contact Mr. Michael Kagan at (813) 249-4900.

                                              Sincerely,

                                              /s/ William W. Compton

                                              William W. Compton
                                              Chairman of the Board of Directors

                      TROPICAL SPORTSWEAR INT'L CORPORATION
                              4902 W. WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302

                      NOTICE TO THE HOLDERS OF COMMON STOCK
                      OF THE ANNUAL MEETING OF SHAREHOLDERS
                         to be held on January 23, 2001

        Notice is hereby  given to the  holders  of the common  stock,  $.01 par value per share (the "Common Stock"),  of Tropical  Sportswear Int'l Corporation
(the  "Company")  that the 2001 Annual  Meeting of  Shareholders  of the Company
(including any postponements or adjournments thereof, the "Annual Meeting") will be held at the offices of the Company,  4902 W. Waters  Avenue,  Tampa,  Florida
33634-1302,  on Tuesday,  January 23, 2001, at 10:00 a.m.,  local time,  for the following purposes:

         (i)   To elect three  directors  to serve until the 2004 Annual Meeting of Shareholders;

         (ii)  To ratify  the  selection  of Ernst & Young LLP as the  Company's independent  certified  public  accountants  for the fiscal  year ending September 29, 2001 and

         (iii) To transact  such other  business as may properly come before the
Annual Meeting.

         Information  relating  to  the  Annual  Meeting  and  the  election  of directors is set forth in the attached Proxy Statement.

         Only those  shareholders of record at the close of business on December
12,  2000,  are  entitled  to notice  of and to vote at the  Annual  Meeting.  A complete  list of  shareholders  entitled to vote at the Annual  Meeting will be available for  examination  by any  shareholder  at the Annual Meeting and for a period of ten days prior  thereto  at the  executive  offices of the  Company in
Tampa, Florida.

                                             By Order of the Board of Directors,

                                             /s/ Michael Kagan

                                             Michael Kagan
December 22, 2000                            Secretary

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL  MEETING,  PLEASE  VOTE,
SIGN,  DATE,  AND RETURN THE ENCLOSED  PROXY  PROMPTLY IN THE ENCLOSED  BUSINESS
REPLY ENVELOPE.  IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW
YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                      TROPICAL SPORTSWEAR INT'L CORPORATION

                              4902 W. WATERS AVENUE

                            TAMPA, FLORIDA 33634-1302

                                                               December 22, 2000

                                 Proxy Statement
                           For Holders of Common Stock
                       For Annual Meeting of Shareholders
                         to be Held on January 23, 2001

                                  INTRODUCTION

       This Proxy  Statement is furnished to holders of the common  stock,  $.01 par value per share ("Common Stock"),  of Tropical Sportswear Int'l Corporation,
a Florida  corporation (the  "Company"),  in connection with the solicitation of proxies by the  Company's  Board of Directors  from  holders of the  outstanding shares of Common Stock for use at the 2001 Annual Meeting of  Shareholders to be
held at 10:00  a.m.  local  time at the office of the  Company,  4902 W.  Waters
Avenue, Tampa, Florida 33634-1302,  on Tuesday,  January 23, 2001 (including any postponements or adjournments thereof, the "Annual Meeting").

       The Annual Meeting will be held for the following purposes:

       (i)    To elect three directors to serve until the 2004 Annual Meeting of
              Shareholders;

       (ii)   To ratify  the  selection  of Ernst & Young  LLP as the  Company's independent  certified  public  accountants  for the  fiscal  year ending September 29, 2001; and

       (iii)  To  transact  such  other business as may properly come before the
              Annual Meeting.

       This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about December 22, 2000.

Shareholders Entitled to Vote

       Only  shareholders  of record of the  Company at the close of business on
December 12, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual  Meeting.  Each share of Common Stock is entitled to one vote. On the  Record  Date,  there  were  7,637,727  shares of Common  Stock  issued  and outstanding held by approximately 75 shareholders of record. Notwithstanding the
Record Date  specified  above,  the Company's  stock  transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

Quorum and Voting Requirements

       The holders of record of a majority of the votes of Common Stock entitled to be cast at the Annual Meeting, present in person or by proxy, are required to establish a quorum for the Annual Meeting and for voting on each matter. For the purpose of determining the presence of a quorum,  abstentions and votes withheld from any  nominee  will be  considered  to be  "votes  entitled  to be cast" and therefore will be counted as present for purposes of determining the presence or absence  of a  quorum.  Broker  non-votes  will not be  considered  to be "votes entitled  to be cast" and will not be counted as  present  for quorum  purposes.
Broker  non-votes  are votes  that  brokers  holding  shares of record for their customers  are not  permitted  to cast under  applicable  stock  exchange  rules because the brokers have not received specific instructions from their customers as to certain  proposals  and as to which the brokers  advised the Company  that they lack voting authority.  Although there are no controlling  precedents under
Florida law regarding the treatment of broker non-votes,  the Company intends to apply the principles set for herein.

        Proposal I:  Election of Directors.  The election of three  directors by the holders of Common  Stock will  require a plurality  of the votes cast by the shares of Common Stock  represented  and entitled to vote in the election at the
Annual Meeting. With respect to the election of directors,  shareholders may (i)
vote  "for"  each of the  nominees,  (ii)  withhold  authority  for each of such nominees,  or (iii)  withhold  authority for specific  nominees but vote for the other  nominees.  Because the  directors are elected by a plurality of the votes cast by the shares  represented  and entitled to vote, an abstention from voting or a broker  non-vote  will have no effect on the  outcome  of the  election  of directors.

        Proposals II:  Ratification  of Auditors.  The  ratification  of Ernst &
Young LLP as the Company's independent certified public accountants will require that the votes cast by the shares of Common  Stock  represented  and entitled to vote at the Annual Meeting in favor of the proposal exceed the votes against the proposal.  With respect to this  proposal,  shareholders  may (i) vote "for" the proposal,  (ii) vote  "against" the proposal,  or (iii) abstain from voting.  An abstention  or a broker  non-vote  will have no effect  on the  outcome  of this proposal.

Proxies

        If the enclosed Proxy is executed, returned in time and not revoked, the shares  represented  thereby will be voted in accordance  with the  instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED
FOR (I) THE  ELECTION OF ALL DIRECTOR  NOMINEES,  AND (II) THE  RATIFICATION  OF
ERNST & YOUNG LLP AS THE COMPANY'S  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING SEPTEMBER 29, 2001.

        The  Board  of  Directors  is not  aware  of any  other  business  to be presented to a vote of the  shareholders at the Annual Meeting.  As permitted by
Rule 14a-4(c) of the Securities and Exchange Commission (the "Commission"),  the
persons named as proxies on the proxy cards will have discretionary authority to
vote  in  their  judgment  on  any  proposals   presented  by  shareholders  for
consideration  at the Annual  Meeting that were  submitted to the Company  after
November 23, 2000. Such proxies also will have  discretionary  authority to vote in their  judgment  upon the  election of any person as a director if a director nominee named in Proposal I is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

     A shareholder  who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company,  (ii) properly submitting to the Company a duly executed  Proxy bearing a later date, or (iii)  appearing at the Annual  Meeting and voting in person.  All written  notices of revocation  of Proxies  should be addressed as follows:  Tropical  Sportswear  Int'l  Corporation,  4902 W. Waters
Avenue, Tampa, Florida 33634-1302, Attention: Mr. Michael Kagan, Secretary.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         The  Company's  Board of Directors  is divided into three  classes each consisting of three members,  with each class serving  three-year terms expiring at the third annual meeting of shareholders after their elections.  The Board of
Directors  has  nominated  three  members to serve as Class III directors of the
Company for a three-year  term ending 2004,  and until each of their  respective successors is duly elected and qualified.

         In the event any of the  nominees to Class III is unable to serve,  the person designated as proxy will cast in their  discretion,  votes for such other person named in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named below will be  unavailable,  or if elected, will decline to serve.

         Pursuant   to  the   Company's   Amended  and   Restated   Articles  of
Incorporation (the "Articles"),  Accel, S.A. de C.V. ("Accel") currently has the right to nominate  two persons to stand for election to the  Company's  Board of
Directors.  In  addition,  the Articles  also grant each of William W.  Compton,
Chairman of the Board and Chief  Executive  Officer of the Company,  and Michael
Kagan,  Vice Chairman of the Board,  Executive Vice  President,  Chief Financial
Officer and Secretary of the Company,  the right to nominate one person to stand for  election  to the  Company's  Board of  Directors.  Moreover,  pursuant to a shareholders'  agreement  among  Accel and  Messrs.  Compton and Kagan and their respective  family  limited  partnerships,  all shares of Common  Stock owned or controlled by such persons or entities will be voted in favor of the election of the persons  nominated  by such  persons and  entities  pursuant to their rights under the Articles.  Mr. Kagan has been nominated  pursuant to these provisions.
He will receive the favorable  votes of Accel and Messrs.  Compton and Kagan and their respective family limited partnerships.

         The Board of Directors  recommends that the shareholders  vote FOR each
Director nominee. If a choice is specified on the Proxy by the shareholder,  the shares will be voted as specified.  If no specification is made, the shares will be voted FOR the  Director  nominees.  Election of each  Director  nominee  will require  the  affirmative  vote of a  plurality  of the votes  cast by shares of
Common Stock represented and entitled to vote at the Annual Meeting.

         The  following  paragraphs  set forth the names of the Directors of the
Company,  their ages,  their  positions  with the Company,  and their  principal occupations  and  employers  for at least the last five years.  For  information concerning directors' ownership of Common Stock, see "Stock Ownership."

Nominees for Director - Term to Expire in 2004

     The Board of Directors has nominated the following individuals for election by the holders of Common Stock as directors of the Company:

     Michael Kagan.  Mr. Kagan,  age 61, has served as Executive Vice President,
Chief Financial Officer, Secretary and Vice Chairman of the Board of the Company
since  November 1989. He was also Treasurer of the Company from November 1989 to
January  1998.  Mr.  Kagan  has more  than 30 years  experience  in the  apparel industry.  Prior to  joining  the  Company,  Mr.  Kagan  served as  Senior  Vice
President of Finance for  Munsingwear,  Inc. and as Executive Vice President and
Chief  Operating  Officer of Flexnit  Company,  Inc., a manufacturer  of women's intimate apparel.

     Leon H.  Reinhart.  Mr.  Reinhart,  age 58, has served as a Director of the
Company since August 1997.  Mr.  Reinhart has been  president,  Chief  Executive
Officer and a director of First  National  Bank based in San Diego,  California, since  May  1996.  Prior  to  such  time,  Mr.  Reinhart's  experience  includes twenty-eight years as an executive with Citibank,  N.A., and its affiliates in a variety of domestic and international  positions.  Mr. Reinhart also serves as a
Director on the Boards of Shop-A-Z.com, Elamex, S.A., San Diego Dialogue and the
International Community Foundation.

     Charles J. Smith.  Mr.  Smith,  age 73, became a director of the Company in
June 1998.  Previously he had been director of Farah since March 1994.  For more than five years prior to his  retirement  in 1994,  Mr.  Smith served in various capacities with Crystal Brands, Inc., an apparel manufacturer and marketer, most recently as an Executive Vice  President.  Since then, Mr. Smith has served as a consultant to various apparel companies. In May 1995, Mr. Smith became a partner in and  director  of Phoenix  Apparel  Group,  Inc.,  a  privately-held  apparel sourcing and consulting company.

Directors Continuing in Office - Term to Expire in 2003

     Jesus Alvarez-Morodo.  Mr. Alvarez-Morodo, age 54, has served as a Director of the  Company  and its  predecessors  since  November  1989.  He has been Vice
Chairman  of the  Board of  Directors  of  Elamex  S.A.  de C.V.  ("Elamex"),  a
manufacturing  company  controlled  by Accel since 1995 and a Director of Elamex
since  1990.   Accel  is  a  publicly  traded  Mexican  holding  company  having subsidiaries engaged in warehousing, distribution and manufacturing. He has been
President and Chief  Executive  Officer of Accel since 1992 and has held various positions with Accel and its predecessor,  Grupo Chihuahua, S.A. de C.V. ("Grupo
Chihuahua"), and its subsidiaries since 1982, including Vice President from 1989 to 1992 and Vice Chairman since 1999.

     William W.  Compton.  Mr.  Compton,  age 57, has served as  Chairman of the
Board and Chief  Executive  Officer of the  Company and its  predecessors  since
November  1989. He also served as President of the Company and its  predecessors from November 1989 to November 1994. Mr. Compton has over 30 years of experience in the apparel industry. Mr. Compton also serves as Chairman of the Directors of the American Apparel Manufacturers  Association and is a member of its Executive
Committee.  He is also a member of the Board of  Directors  for the  Center  for
Entrepreneurship for Brigham Young University.  Prior to joining the Company, he served as President and Chief Operating Officer of Munsingwear, Inc., an apparel manufacturer  and  marketer,  President/Executive  Vice  President  of Corporate
Marketing  for  five  apparel  divisions  of  McGregor/Faberge  Corporation  and
President, U.S.A. and as a Director of Farah.

Directors Continuing in Office - Term to Expire in 2002

     Leslie J.  Gillock.  Ms.  Gillock,  age 44, has served as a Director of the
Company  since  August  1997.  Ms.  Gillock has served as Vice  President  Brand
Management of Springs  Industries,  Inc.  since October  1999.  Previously,  she served in various  capacities  with Fruit of the Loom, Inc. from 1978 until June
1998,  including Vice  President of Marketing  between March 1995 and June 1998,
Director of Marketing  from January 1993 through  February  1995,  and Marketing
Manager for Intimate  Apparel from January 1989 through  December  1992. She has over 20 years experience in the apparel industry.

     Donald H. Livingstone. Mr. Livingstone, age 58, has served as a Director of the Company  since  August  1997.  He also has served as a Trustee of the Eureka
Family of Mutual  Funds  since  August  1997,  and as a Director  of  California
Independent Bankcorp since October 1998. He has been a Teaching Professor at the
Brigham Young  University  Marriott School of Management and the Director of its
Center for Entrepreneurship  since September 1994. From 1976 through March 1995, he was a partner  with Arthur  Andersen  LLP. He joined  Arthur  Andersen LLP in
1966.

     Eloy S.  Vallina-Laguera.  Mr.  Vallina-Laguera,  age 63,  has  served as a
Director of the Company and its  predecessors  since  November 1989. He has been
Chairman of the Board of Accel and its predecessor,  Grupo Chihuahua,  since its inception in 1979. Mr.  Vallina-Laguera has been Chairman of the Board of Elamex since 1990. Mr. Vallina-Laguera was Chairman of Banco Commercial Mexicano, later
Multibanco Comermex, one of Mexico's largest commercial banks at that time, from
1971 until its expropriation in 1982.

Meetings of the Board of Directors and Committees

     Board of Directors.  The property,  affairs and business of the Company are under the general  management  of its Board of Directors as provided by the laws of Florida and the Bylaws of the Company.  The Board of  Directors  conducts its business through meetings of the full Board and through committees of the Board,
and  the  Board  of  Directors  has  appointed  standing  Audit,   Compensation,
Information  Technology,  Stock Option and Executive  Committees of the Board of
Directors.

     The Board of Directors as a whole functions as the nominating  committee to select nominees for election as directors of the Company. The Board of Directors will consider those  nominees  submitted by holders of Common Stock if submitted to the Company on or before August 24, 2001. See "Shareholder Proposals for 2001
Annual Meeting of Shareholders."

     The Board of Directors  held seven  meetings  during the fiscal year ending
September 30, 2000  ("Fiscal  2000").  Each  director  attended or acted upon at least 75% of the aggregate  number of Board of Director  meetings,  or consents, including  Board of Director  Committee  meetings or consents held or acted upon during fiscal year 2000.

     Audit Committee.  The Audit Committee  consists of Messrs.  Alvarez-Morodo,
Livingstone  and Smith and Ms.  Gillock.  The Audit  Committee met five times in
Fiscal 2000. The Audit Committee is responsible for reviewing the  independence, qualifications  and  activities of the Company's  independent  certified  public accountants  and  the  Company's  financial  policies,  control  procedures  and accounting staff. The Audit Committee recommends to the Board the appointment of the  independent  certified  public  accountants  and reviews and  approves  the
Company's financial statements.  The Audit Committee is also responsible for the review of transactions between the Company and any Company officer,  director or entity in which a Company officer or director has a material interest.

     Compensation Committee.  The Compensation Committee consisted of Richard C.
Allender,  and Messrs.  Compton,  Reinhart and  Vallina-Laguera  and Ms. Gillock
until December 31, 1999 when Mr. Allender  resigned from the Board or Directors.
On April 25, 2000, Mr. Vallina-Laguera resigned from the Committee.  After April
25, 2000, the Committee consisted of Messrs. Compton, Reinhart and Smith and Ms.
Gillock.  The Committee met twice in Fiscal 2000. The Compensation  Committee is responsible for  establishing  the  compensation of the Company's  directors and executive officers, including salaries, bonuses,  termination arrangements,  and other executive officer benefits.

     Information  Technology  Committee.  The Information  Technology  Committee
consists of Messrs.  Alvarez-Morodo,  Livingstone  and Smith.  The Committee met
three times in Fiscal 2000. The Information  Technology  Committee was formed in
December 1999 to provide  oversight of the  implementation  of the Company's new
Enterprise 2000 software systems.

     Stock Option Committee. The Stock Option Committee consisted of Ms. Gillock and  Messrs.  Reinhart  and  Vallina-Laguera  until  April  25,  2000,  when Mr.
Vallina-Laguera  resigned from the  Committee.  After April 25, 2000,  the Stock
Option  Committee  consisted of Ms. Gillock and Messrs.  Reinhart and Smith. The
Stock Option Committee met or unanimously  consented to resolutions  seven times in Fiscal 2000. The Stock Option Committee is responsible for the administration
of  the  Company's  various  stock  option  plans,   including  designating  the
recipients, amounts and terms of stock option grants thereunder.

     Executive   Committee.   The  Executive   Committee   consists  of  Messrs.
Alvarez-Morodo,  Compton, Kagan, Livingstone and Vallina-Laguera.  The Executive
Committee is  responsible  for performing all tasks of the Board of Directors on behalf of the Board between meetings of the Board to the extent permitted by the
Company's Bylaws and Florida law.

Compensation of Directors

         Directors  who  are  executive  officers  of  the  Company  receive  no compensation  as such for service as members of either the Board of Directors or committees  thereof.  Directors  who are not  executive  officers of the Company received $1,500 per Board and/or  committee  meeting attended  thereafter,  plus reimbursement of reasonable expenses. The outside directors are also eligible to receive  options to  purchase  Common  Stock  under the  Company's  Non-Employee
Director Stock Option Plan.

Executive Compensation

         Summary Compensation Information.  The following table presents certain summary information  concerning  compensation paid or accrued by the Company for services  rendered in all capacities during the fiscal years ended September 30,
2000, October 2, 1999 and October 3, 1998 for (i) the Chief Executive Officer of
the Company;  and (ii) each of the four other most highly compensated  executive officers of the Company  whose total  salary and bonus for the fiscal year ended
September  30,  2000,  exceeded  $100,000  (collectively,  the "Named  Executive
Officers").

                                                                  Long Term
                                                                Compensation
                                                                   Awards
                                          Annual Compensation  ---------------
                                          -------------------    Securities
Name and                                                         Underlying      All Other
Principal Position             Year     Salary         Bonus    Options/SARs    Compensation
------------------             ----     ------         ------   ------------    ------------

William W. Compton             2000  $  600,000    $   833,000     43,000      $  20,637 (1)
  Chairman of the Board and    1999     550,000        250,000     72,100         17,679 (1)
  Chief Executive Officer      1998     434,096        493,350    104,400          9,822 (1)(2)

Richard J. Domino              2000  $  360,000    $   360,500     24,000      $   7,695 (3)
  President                    1999     325,000             --     40,000          7,695 (3)
                               1998     254,848        258,750     35,300             --

Michael R Mitchell             2000  $  360,000    $   358,400     24,000      $   3,570 (4)
  President                    1999     320,000        200,000     45,000          4,391 (4)
  Savane International Corp.   1998     300,000        100,000     10,000        563,243 (4)

Michael Kagan                  2000  $  330,000    $   268,600     31,000      $  29,158 (5)
  Vice Chairman of the Board,  1999     300,000        100,000     50,000         29,158 (5)
  Executive   Vice  President  1998     239,178        197,800     61,100          5,260 (2)(5)
  and Chief Financial Officer

Gregory L. Williams (6)        2000  $  305,000    $   258,600     20,000      $      --
  Executive   Vice  President  1999      71,538             --     15,000             --
  and General Counsel
---------------------------------
(1)      Includes  $4,167 in director's fees for fiscal 1998,  $20,637,  $17,679 and $5,655 in grossed-up  premiums  for term life  insurance for fiscal
         2000, 1999 and 1998,  respectively,  for the benefit of Mr. Compton and his family.
(2)      Following  the  Company's  initial  public  offering  in October  1997, directors  who are  executive  officers of the  Company  were no longer eligible to receive  compensation for services as members of either the
         Board of Directors or committees thereof.
(3)      Includes $7,695 in grossed-up premiums for term life insurance policies for fiscal 2000 and 1999, for the benefit of Mr. Domino and his family.
(4)      Includes $3,570, $2,843 and $2,132 in grossed-up premiums for term life insurance  policies for fiscal 2000, 1999 and 1998,  respectively,  for the benefit of Mr. Mitchell and his family; and $1,548 for split dollar life insurance  policies for each of fiscal 1999 and 1998, and $559,563 in a cash payout for Farah Incorporated common stock in 1998 related to the merger of the Company and Farah Incorporated.
(5)      Includes $2,500 in director's fees for fiscal 1998,  $29,158,  $29,158, and $2,760 in  grossed-up  premiums for term life  insurance for fiscal
         2000, 1999 and 1998, respectively, for the benefit of Mr. Kagan and his family.
(6)      Mr. Williams commenced serving as a Named  Executive  Officer in Fiscal
         2000 and joined the Company in 1999.

                                        Option Grants in Last Fiscal Year
                                                Individual Grant
                      ----------------------------------------------------------------------

                          Number of    Percent of                          Potential Realizable Value at
                          Securities  Total Options                         Assumed Annual Rates of
                          Underlying   Granted to    Exercise               Stock Price Appreciation
                           Options    Employees in      Or      Expiration      for Option Term
Name                       Granted     Fiscal Year  Base Price     Date          5%         10%
----                       -------     -----------  ----------  ----------     -----      ------

William W. Compton          43,000        5.6%       $17.3125     8/1/2010   $468,173   $1,186,442

Richard J Domino            24,000        3.1%       $17.3125     8/1/2010    261,306      662,200

Michael R. Mitchell         24,000        3.1%       $17.3125     8/1/2010    261,306      662,200

Michael Kagan               31,000        4.0%       $17.3125     8/1/2010    337,520      855,342

Gregory L. Williams         20,000        2.6%       $17.3125     8/1/2010    217,755      551,833

                                             Fiscal Year-End Option Values
                               -------------------------------------------------------------------
                                                                          Value of Unexercised
                               Number of Securities Underlying                In-the-Money
                                     Unexercised Options                        Options
   Name                              At Fiscal Year-End                    At Fiscal Year-End (1)
                                     ------------------                    ------------------
                                 Exercisable     Unexercisable     Exercisable     Unexercisable
                                 -----------     -------------     -----------     -------------

   William W. Compton              188,200          54,800            $392,555        $132,240

   Richard J. Domino                68,868          38,432             170,503          60,497

   Michael R. Mitchell              45,667          33,333               1,875           3,749

   Michael Kagan                   118,868          37,032             296,495         101,830

   Gregory L. Williams              35,000              --                 938              --
---------------------------------
(1)      Represents  the fair  market  value of a share  of  Common  Stock as of
         September  29,  2000  of  $17.00,   less  the  option  exercise  price,
         multiplied by the total number of exercisable or unexercisable options.

         Employment Arrangements.

         The Company has  employment  agreements  with each of Messrs.  Compton,
Kagan and Domino,  which became  effective as of the  completion  of the initial public  offering in October 1997.  The Company also has an employment  agreement with Mr.  Mitchell,  which  became  effective  at the time of the  merger of the
Company and Farah Incorporated,  and an employment  agreement with Mr. Williams, which became effective on his date of employment.

         William W. Compton.  The employment agreement with Mr. Compton provides for an initial term ending in 2002, with automatic renewals beginning at the end of the third year such that there shall remain at all times thereafter a rolling two-year term of employment.  Notwithstanding  the  foregoing,  in the event the agreement has not otherwise been terminated,  it will terminate automatically at the end of the Company's  fiscal year in which Mr.  Compton  reaches age 65. The agreement  provides for an annual base salary (currently  $750,000) subject to a minimum  annual  increase  equal to the increase in the Consumer Price Index for all  Urban  Consumers  - All Items  Index for  Tampa,  Florida  ("CPI")  for the
immediately  preceding twelve months. By contract,  Mr. Compton is also entitled to an  annual  performance  bonus  of up to 110% of his base  salary  based on a comparison of the  Company's  average  return on total  capital  employed over a four-year  period as compared to an average  target  return on total  capital as calculated for a select group of publicly traded apparel companies over the same period.  To the extent  authorized  by the  Company's  Board of  Directors,  Mr.
Compton also shall be entitled to  participate  in such bonus programs and other benefit plans as are generally made available to other executive officers of the
Company.

         If the  agreement is  terminated  by the Company on or after January 1,
1999, for any reason other than cause or Mr. Compton's death or disability,  the
Company shall pay Mr.  Compton a one-time,  lump sum severance  payment equal to the  product of (i) the  greater of two and the number of years  (rounded to the nearest 1/12 of a year) remaining in the initial five-year term and (ii) the sum of Mr.  Compton's  average  annual base salary and average  annual bonus for the preceding  three years.  During the two-year  period  following  termination  of employment other than as a result of disability, Mr. Compton shall not engage in or have any impermissible  financial interest in any business that is engaged in the  merchandising,  manufacturing,  distribution  or  marketing of men's casual pants, shorts or jeans.

         Mr.  Compton's  agreement  also  provides  for  a  one-time,  lump  sum severance payment, in lieu of any other severance payment, if Mr. Compton elects to  terminate  his  employment  with the  Company  either for "good  reason" (as defined therein) or upon a "change of control" of the Company.  Upon termination for "good  reason,"  the  severance  payment  will equal the  product of (i) the greater of two and the number of years  (rounded to the nearest  1/12 of a year)
remaining  in the  initial  five-year  term and  (ii)  the sum of Mr.  Compton's average  annual base salary and average  annual  bonus for the  preceding  three years.  Upon termination upon a "change of control," the severance  payment will equal,  depending  on the extent of the change of control,  either (a) two times
Mr.  Compton's  average annual base salary for the preceding three years, or (b)
two times the sum of Mr. Compton's average annual base salary and average annual bonus for the preceding three years. Under the agreement,  a "change of control"
shall be deemed to have  occurred if (i) any person  (other than certain  exempt persons,  including  Messrs.  Compton  and Kagan,  Accel,  the Company and their respective  affiliates  and  associates)  beneficially  owns 25% (or, in certain cases,  33%) or more of the outstanding  shares of voting capital stock, or (ii)
immediately following the sale or transfer of substantially all of the Company's assets,  or the merger or  consolidation  of the  Company  with or into  another person,  any person (other than certain except persons) shall  beneficially  own
25% (or, in certain cases, 33%) or more of the surviving or acquiring person.

         Michael  Kagan.  The Company's  employment  agreement with Mr. Kagan is substantially  the same as its employment  agreement with Mr.  Compton's  except that Mr.  Kagan's  current  annual base salary is $365,000 and by contract,  his maximum annual performance bonus equals 80% of his base salary.

         Richard J. Domino. The Company's  employment  agreement with Mr. Domino provides for an initial term ending in 2000, with automatic  renewals  beginning at the end of the  second  year  such  that  there  shall  remain  at all  times thereunder a rolling one-year term of employment. Notwithstanding the foregoing, in the event the agreement has not been otherwise terminated,  it will terminate automatically  at the end of the  Company's  fiscal  year in  which  Mr.  Domino reaches age 65. The  agreement  provides  for an annual  base salary  (currently
$385,000)  subject to a minimum annual increase equal to the increase in the CPI for the immediately  preceding  twelve months.  By contract,  Mr. Domino is also entitled to an annual performance bonus of up to 100% of his base salary.

         The agreement  provides that, if Mr. Domino's  employment is terminated without  cause (as  defined  therein)  by the  Company,  he shall be entitled to severance payments, payable biweekly, at his annual base salary rate at the time of  termination  until  the  end of the  remaining  term  under  the  employment agreement.  The agreement  further provides that, if Mr. Domino is terminated by the  Company  for cause,  Mr.  Domino  will not be  entitled  to any  separation
benefits  and  Mr.  Domino's  salary,   bonus,  benefits  and  business  expense
reimbursements  shall cease as of the date of termination,  except that payments due to Mr. Domino and not paid up to the date of such  termination  will be paid to Mr. Domino within forty-five (45) days of such termination.

         Michael  R.  Mitchell.  The  Company's  employment  agreement  with Mr.
Mitchell  provides for an initial term ending in 2000,  with automatic  renewals beginning  at the end of the  second  year such that there  shall  remain at all times  thereunder a rolling  one-year term of  employment.  Notwithstanding  the foregoing, in the event the agreement has not been otherwise terminated, it will terminate automatically when Mr. Mitchell reaches age 65. The agreement provides for an annual base salary (currently $385,000).

         The agreement provides that, if Mr. Mitchell's employment is terminated without  cause (as  defined  therein)  by the  Company,  he shall be entitled to severance payments consisting of his base salary rate at the time of termination until the end of the remaining  term under the employment  agreement,  any bonus accrued and certain  benefits.  The  agreement  further  provides  that,  if Mr.
Mitchell  is  terminated  by the  Company for cause,  Mr.  Mitchell  will not be entitled to any separation benefits and Mr. Mitchell's salary,  bonus,  benefits and business expense  reimbursements  shall cease as of the date of termination.
By contract,  Mr. Mitchell is also entitled to an annual performance bonus of up to 100% of his base salary.

         Gregory  L.  Williams.  The  Company's  employment  agreement  with Mr.
Williams  provides  for an initial term ending in 2002,  automatically  renewing each day thereafter, intending that there shall be a continuously remaining term
of  twenty-four  months  of  Mr.  Williams'   employment.   Notwithstanding  the
foregoing, in the event the agreement has not been otherwise terminated, it will terminate  automatically  at the end of the  Company's  fiscal year in which Mr.
Williams  reaches  age 65. The  agreement  provides  for an annual  base  salary
(currently  $365,000) subject to a minimum annual increase equal to the increase in the CPI  for the  immediately  preceding  twelve  months.  By  contract,  Mr.
Williams  is also  entitled to an annual  performance  bonus of up to 80% of his base salary.

         The agreement provides that, if Mr. Williams'  employment is terminated for a business reason (as defined therein) by the Company,  he shall be entitled to  severance  payments,  at his  average  annual  compensation  at the  time of termination until the end of the remaining term under the employment  agreement.
The  agreement  further  provides  that,  if Mr.  Williams is  terminated by the
Company for cause, Mr. Williams will not be entitled to any separation  benefits and Mr. Williams' salary,  bonus,  benefits and business expense  reimbursements shall  cease as of the date of  termination,  except  that  payments  due to Mr.
Williams  and not  paid up to the date of such  termination  will be paid to Mr.
Williams within thirty (30) days of such termination. If Mr. Williams terminates his  employment  for good reason (as  defined  therein) he will be entitled to a payment equal to his average annual compensation multiplied by two.

Compensation Committee Report on Executive Compensation.

         Introduction.  Under  the  rules  of the  Commission,  the  Company  is required to provide certain information concerning compensation of the Company's chief executive  officer,  and the Named Executive  Officers  (Messrs.  Compton,
Domino,  Kagan,  Mitchell  and  Williams)  for  Fiscal  2000.  . The  disclosure requirements  include a report of the  committee  responsible  for  compensation decisions  for the  Named  Executive  Officers,  explaining  the  rationale  and considerations that led to those compensation decisions.

         Compensation  Committee Role. The Compensation  Committee and the Stock
Option Committee currently are responsible for separate aspects of the Company's compensation  program for its executive officers,  including the Named Executive
Officers.  The  Compensation  Committee  is  responsible  for  establishing  the compensation  of the  Company's  directors  and  officers,  including  salaries, bonuses,  termination  arrangements and other executive  officer  benefits.  The
Stock Option  Committee is responsible  for the  administration  of the Employee
Plan, the 2000 Plan, and the 1996 Plan,  including the  recipients,  amounts and terms of stock option grants thereunder.

         Compensation  Philosophy.  The  compensation  philosophy  for executive officers conforms generally to the compensation  philosophy  followed for all of the  Company's  employees.  The Company's  compensation  is designed to maintain executive  compensation programs and policies that enable the Company to attract and retain the services of highly qualified  executives at a compensation  level commensurate  with their skill and  experience.  In  addition to base  salaries, executive compensation programs and policies consisting of performance-based and discretionary  cash bonuses and periodic grants of stock options are designed to reward and provide  incentives for individual  contributions  as well as overall
Company performance.

         The  Compensation  Committee  monitors the  operation of the  Company's executive  compensation  policies.  Key elements of the  Company's  compensation program  consists of base salary,  annual cash  bonuses and  periodic  grants of stock  options  (which the Stock Option  Committee  administers).  The Company's
policies  with  respect  to  these   elements,   including  the  basis  for  the
compensation awarded the Company's chief executive officer, are discussed below.
While the elements of compensation  described  below are considered  separately, the Board of Directors and the Compensation Committee take into account the full compensation package offered by the Company to the individual,  including health care and other insurance benefits.

         Base  Salaries.  The Company has  established  competitive  annual base salaries for all officers,  including the Named Executive Officers. Effective as of the  initial  public  offering,  the  Company  entered  into  new  employment agreements  with each of its executive  officers.  The employment  agreement for each of Messrs.  Compton and Kagan  provides  for an initial term of five years, with automatic renewals. The employment agreement for Mr. Domino provides for an initial term of three years, with automatic renewals.  The employment  agreement with Mr.  Mitchell  provides  for an initial term of two years,  with  automatic renewals.  See "Executive  Compensation-Employment  Agreements." The annual base salaries for each of the Company's executive  officers,  including the Company's chief executive  officer,  reflect the subjective  judgment of the  Compensation
Committee based on the  consideration  of the executive  officer's  position and tenure with the  Company,  the  Company's  needs,  and the  executive  officer's individual  performance,  achievements  and  contributions  to the growth of the
Company,   and  empirical  data  establishing   compensation  levels  for  other
comparable positions in the industry.  The minimum annual percentage increase in base salary under each of the foregoing  employment  agreements,  except for Mr.
Mitchell's, is the percentage increase in the CPI.

         Mr.  Compton's  annual base  salary as the  Company's  chief  executive
officer  was  $600,000  for  Fiscal  2000.   The  Board  of  Directors  and  the
Compensation  Committee  believe that this annual base salary is consistent with the salary range  established for this position based on the factors noted above and Mr.  Compton's prior experience and managerial  expertise,  his knowledge of the Company's operations and the industry in which it operates.

         Annual Bonus. Pursuant to their respective employment agreements,  each of the Company's named executive  officers is eligible for an annual cash bonus.
By contract,  Mr.  Compton is entitled to an annual  performance  bonus of up to
110% of his base salary based on a comparison of the Company's average return on total capital  employed over a four-year period as compared to an average target return on total  capital as  calculated  for a select  group of publicly  traded apparel  companies over the same period.  By contract,  Messrs.  Kagan,  Domino,
Mitchell and Williams are  entitled to  similarly  computed  annual  performance bonuses,  except that Mr. Kagan's and Mr. Williams'  maximum annual bonus equals
80% of their base  salary and Mr.  Domino's  and Mr.  Mitchell's  maximum  bonus equals 100% of their base salary.

         The amount of the cash bonus paid to Mr. Compton as the Company's chief executive  officer  was  $833,000  for Fiscal  2000,  the  majority of which was
determined  in  accordance  with  the  provisions  of  his  current   employment
agreement.  Additional  amounts  paid  to Mr.  Compton  represent  discretionary bonuses awarded due to the Company's exceptional performance in Fiscal 2000, and after  review of  empirical  data  establishing  compensation  levels  for other comparable positions in the industry.

         Stock Options.  Under the Company's  various stock option plans,  stock options may be granted to key employees, including executive officers, directors and consultants of the Company.  All stock option plans are  administered by the
Stock Option Committee.

         During Fiscal 2000,  options to purchase  43,000 shares of Common Stock were granted to Mr. Compton. The principal factors considered in determining the granting of stock  options to executive  officers of the Company,  including the
Company's chief executive officer,  were the executive officer's tenure with the
Company,  his total cash  compensation for the prior year, and his contributions toward the Company's attainment of strategic goals.

         Section  162(m)  Limitations.  Under  Section  162(m)  of the  Internal
Revenue Code of 1986,  as amended  (the  "Code"),  a tax  deduction by corporate taxpayers,  such as the Company,  is limited with respect to the compensation of certain  executive  officers unless such  compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation.  Based upon the Board of Directors' and the Compensation Committee's
commitment to link  compensation  with  performance as described in this report, the  Board of  Directors  and the  Compensation  Committee  currently  intend to qualify  compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

         Compensation Committee:

                  William W. Compton
                  Leslie J. Gillock
                  Leon H. Reinhart
                  Charles J. Smith

                  December 13, 2000

         The  report  of  the   Compensation   Committee  shall  not  be  deemed
incorporated by reference by any general  statement  incorporating  by reference this  proxy  statement  into any filing  under the  Securities  Act of 1933,  as amended or under the Securities Exchange Act of 1934, as amended,  except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Compensation Committee Interlocks and Insider Participation.

     The members of the Compensation Committee are Messrs. Compton, Reinhart and
Smith and Ms.  Gillock.  Except for Mr.  Compton,  no officer or employee of the
Company  participated in deliberations of the Compensation  Committee concerning executive officer  compensation during the fiscal year ended September 30, 2000.
Mr. Compton did not participate in deliberations  of the Compensation  Committee that related to his compensation.

             Report of the Audit Committee of the Board of Directors

         The Audit  Committee of the Board of Directors (the "Audit  Committee")
is composed of four  independent  directors and operates under a written charter
(Exhibit A) adopted by the Board of  Directors  on April 25, 2000 in  accordance with applicable rules of the SEC and Nasdaq.  The members of the Audit Committee are Donald H. Livingstone, Jesus Alvarez-Morodo,  Charles J. Smith and Leslie J.
Gillock.  The Audit Committee  recommends to the Board of Directors,  subject to
stockholder   ratification,   the   selection  of  the   Company's   independent
accountants.

         Management is responsible for the Company's  internal  controls and the financial  reporting  process.  The independent  accountants are responsible for
performing  an  independent  audit  of  the  Company's   consolidated  financial
statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context,  the Audit Committee has met and held discussions with management and the independent accountants.  Management represented to the Audit
Committee that the Company's  consolidated financial statements were prepared in
accordance  with  generally  accepted  accounting  principles,   and  the  Audit
Committee has reviewed and discussed the consolidated  financial statements with management and the independent  accountants.  The Audit Committee discussed with the  independent  accountants  matters  required to be discussed by Statement on
Auditing Standards No. 61 (Communication with Audit Committees).

         The  Company's  independent  accountants  also  provided  to the  Audit
Committee  the written  disclosures  required by  Independence  Standards  Board
Standard No. 1 (Independence  Discussions with Audit Committees),  and the Audit
Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit  Committee's  discussion  with  management and the independent  accountants,  and the Committee's  review of the  representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee  recommended that the Board of Directors include the audited consolidated  financial  statements in the Company's  Annual Report on Form 10-K for the year ended  September  30, 2000 filed with the  Securities  and Exchange
Commission.

         Audit Committee:

         Donald H. Livingstone
         Jesus Alvarez-Morodo
         Charles J. Smith
         Leslie J. Gillock

         December 13, 2000

                    CERTAIN TRANSACTIONS AND RELATED PARTIES

         The  Audit  Committee  of the Board of  Directors  is  responsible  for reviewing  all  transactions  between the Company and any officer or director of the  Company  or any  entity in which an  officer  of  director  has a  material interest.  Any such  transactions  must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

         One of the Company's  subsidiaries  contracts distribution services, in the ordinary course of business from Accel,  S.A. de C.V., a twenty-one  percent shareholder of the Company. Fees for these services, including taxes amounted to approximately $135,000 for fiscal year 2000.

         One of the  Company's  subsidiaries  is  contemplating  the purchase of approximately  nineteen  acres of land from Alpha  Plus,  Inc.  This  company is controlled  by Mr.  Vallina-Laguera,  a twenty-one  percent  shareholder  of the
Company.  The estimated purchase price is currently $1.3 million.  If purchased, the Company  intends to utilize this land to  consolidate  the operations of its
Savane International Corp. subsidiary, headquartered in El Paso, Texas.

                                 Stock Ownership

         The following table sets forth certain  information with respect to the beneficial  ownership of Common Stock as of November 30, 2000 by (i) each person who is known by the Company to beneficially own more than five percent of Common
Stock,  (ii) each nominee for  director of the Company,  (iii) each of the Named
Executive  Officers  (as defined  under  "Election  of  Directors  --  Executive
Compensation" above), and (iv) all officers and directors as a group.

                                                                     Shares Beneficially
                                                                            Owned
                                                               ----------------------------------
Name and Address of Beneficial Owner (1)                                            Percent
----------------------------------------                              Shares        of Class
                                                                      ------        --------

William W. Compton (2)...........................................   1,170,500        14.9%

Richard J. Domino (3)............................................      90,401         1.2%

Michael Kagan (4)................................................     710,067         9.1%

Jesus Alvarez-Morodo (5)(6)......................................   1,631,550        21.3%

Eloy S. Vallina-Laguera (5)(6)...................................   1,625,450        21.2%

Leslie J. Gillock (5)............................................      25,350         *

Donald H. Livingstone (5)........................................      27,000         *

Leon H. Reinhart (5).............................................      27,000         *

Charles J. Smith  (7)............................................      21,667         *

Michael R. Mitchell (8) .........................................      45,667         *

Gregory L. Williams (9) .........................................      58,280         *

Accel, S.A. de C.V. (6)
  Virginia Fabregas No. 80,
  Col. San Rafael, 06470 Mexico, D.F. ...........................   1,600,450        21.0%

Lord Abbett & Co. (10)
767 Fifth Avenue
New York, NY 10153...............................................   1,233,174        16.1%

Peter E. Salas (11)
Dolphin Offshore Partners, L.P.
129 E. 17th Street
New York, NY 10003...............................................     426,000         5.6%

All directors and officers as a group (11 persons)...............   3,832,482        46.0%

------------------
*Less than 1%.

(1)    Except as indicated in the footnotes  set forth below,  the persons named in the table have sole voting and  investment  power with  respect to all shares shown as  beneficially  owned by them. The numbers of shares shown include  shares  that are not  currently  outstanding  but which  certain shareholders  are  entitled  to  acquire or will be  entitled  to acquire within 60 days,  upon the  exercise  of stock  options.  Such  shares are deemed to be  outstanding  for the purpose of computing the percentage of
       Common Stock owned by the particular shareholder and by the group but are not deemed to be outstanding  for the purpose of computing the percentage ownership of any other  person.  Except as  indicated  in the table,  the business  address  of all  persons  named in the table is 4902 W.  Waters
       Avenue, Tampa, Florida 33634-1302.
(2)    Includes  216,000  shares  of Common  Stock  held by the  Compton  Family
       Limited  Partnership.  Includes  233,000  shares of Common Stock issuable upon the exercise of vested stock options. Does not include 10,000 shares of Common Stock issuable upon the exercise of nonvested stock options.
(3)    Includes  90,301  shares of Common  Stock  issuable  upon the exercise of vested  stock  options.  Does not include  19,999  shares of Common Stock issuable upon the exercise of nonvested  stock  options.  Includes  1,050 shares held as custodian for the benefit of his minor children.
(4)    Includes  562,500 shares of Common Stock held by the Kagan Family Limited
       Partnership.  Includes  147,567  shares of Common Stock issuable upon the exercise of vested stock options. Does not include 8,333 shares of Common
       Stock issuable upon the exercise of nonvested stock options.
(5)    Includes  25,000  shares  of  Common  Stock issuable upon the exercise of vested stock options.
(6)    Based on a Schedule  13G filed with the  Commission on February 17, 1998.
       Includes 1,600,450 shares held by Accel. Mr.Vallina-Laguera owns directly
       130,862,957  shares,  or 39.2%, of the outstanding Common Stock of Accel.
       In addition, he controls companies that hold 46,414,851 shares, or 13.9%, of  the outstanding  Common  Stock  of Accel.  Mr. Alvarez-Morodo  is the
       President  and Chief Executive Officer of Accel.  The business address of
       Mr. Vallina-Laguera is Av. Zarco No. 2401., Col. Zarco, Chihuahua, Chih.,
       Mexico,  and  the  business  address  of  Mr. Alvarez-Morodo and Accel is
       Virginia  Fabregas No. 80, Col. San Rafael, 06470 Mexico, D.F.
(7)    Includes  21,667  shares of Common  Stock  issuable  upon the exercise of vested  stock  options.  Does not include  3,333  shares of Common  Stock issuable upon the exercise of nonvested stock options.
(8)    Includes  45,667  shares of Common  Stock  issuable  upon the exercise of vested  stock  options.  Does not include  33,333  shares of Common Stock issuable upon the exercise of nonvested stock options.
(9)    Includes  35,000  shares of Common  Stock  issuable  upon the exercise of vested stock options. Includes 18,280 shares held as trustee.
(10)   Based on a Schedule 13F-HR filed with the Commission on November 6, 2000.
       Lord Abbett & Co. reports sole voting power of 1,233,174 shares of Common
       Stock and sole dispositive power of 1,233,174 shares of Common Stock.
(11)   Based on a Schedule 13D filed  with the  Commission  on May 3, 2000,  Mr.
       Salas, as General  Partner  of  Dolphin Offshore Partners, L.P., has sole voting and dispositive power over 426,000 shares of Common Stock.

                          Shareholder Return Comparison

         The Company's  Common Stock began trading on the Nasdaq National Market on October 29, 1997 in connection  with the Company's  initial public  offering.
The  price  information   reflected  for  the  Common  Stock  in  the  following
performance  graph represents the closing sale price of the Common Stock for the period from October 29, 1997 through  September 29, 2000. The performance  graph compares the cumulative  shareholder returns on the Common Stock with the Nasdaq
Stock Market Index (U.S.  Companies) and a Peer Index (as described  below) over the same period  (assuming the investment of $100 in the Company's Common Stock, the Nasdaq  Stock Market (U.S.  Companies)  and the Peer Index on September  29,
2000, and reinvestment of all dividends).

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL.]

                     Comparison of Cumulative Total Returns
                      Tropical Sportswear Int'l Corporation

                                           FY 1997    FY 1998    FY 1999    FY 2000
                                           -------    -------    -------    -------
Tropical Sportswear Int'l Corporation        100.0      148.2      151.3      138.1
The Nasdaq Stock Market                      100.0      102.1      173.3      231.0
Peer Index                                   100.0       85.3       72.2       60.7

         Total  return  calculations  for the Nasdaq  Stock  Market  Index (U.S.
Companies)  and the Peer Index were  prepared  by the  Center  for  Research  in
Security  Prices,  The University of Chicago.  The Peer Index is composed of the stocks of Haggar  Clothing Co.  (HGGR),  Hartmarx  Corporation  (HMX),  Kellwood
Company (KWD),  Oxford  Industries,  Inc. (OXM),  Philips-Van Huesen Corporation
(PVH),  Perry Ellis Int'l, Inc. (PERY),  Tarrant Apparel Group (TAGS),  and V.F.
Corporation (VFC).  Specific information  regarding the companies comprising the
Peer Index will be provided to any  shareholder  upon request to Michael  Kagan, the Secretary of the Company.

                                   PROPOSAL II

                    RATIFICATION OF THE COMPANY'S INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The  Company's  Board of Directors  has  selected  Ernst & Young LLP to conduct  the annual  audit of the  financial  statements  of the Company for the fiscal  year  ending  September  29,  2001.  Ernst & Young LLP has no  financial interest,  direct or indirect,  in the Company and does not have any  connection with the Company except in its  professional  capacity as independent  certified public  accountants.  The holders of Common Stock will have the  opportunity  to ratify the Board of  Directors'  selection  of Ernst & Young LLP as  independent certified public accountants to the Company for the fiscal year ending September
29, 2001.  The  ratification  by the holders of Common Stock of the selection of
Ernst & Young LLP as independent  certified public accountants to the Company is not  required by law or by the Bylaws of the  Company.  The Board of  Directors,
consistent with the practice of many publicly held corporations, is nevertheless submitting  this  selection to the holders of Common Stock.  Representatives  of
Ernst & Young  LLP will be  present  at the  Annual  Meeting  and  will  have an opportunity  to make a statement  if they so desire and  respond to  appropriate questions. If this selection is not ratified at the Annual Meeting, the Board of
Directors  intends to reconsider its selection of independent  certified  public accountants for the fiscal year ending September 29, 2001. Even if the selection is  ratified,  the Board of  Directors  in its sole  discretion  may  direct the appointment of a different  independent  accounting  firm at any time during the fiscal  year if the Board  determines  that  such a change  would be in the best interest of the Company and its shareholders.

         The  Board  of  Directors  recommends  that  shareholders  vote FOR the ratification  of the  selection  of Ernst & Young LLP as  independent  certified public  accountants  for the fiscal  year  September  29,  2001.  If a choice is specified  on the  Proxy  by the  shareholder,  the  shares  will  be  voted  as
specified.   If  no  specification  is  made,  the  shares  will  be  voted  FOR ratification. Adoption of Proposal II will require that of the votes cast by the shares of Common Stock  represented  and entitled to vote at the Annual Meeting, the votes in favor of the Proposal exceed the votes against the Proposal.

                              SHAREHOLDER PROPOSALS
                     FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders,including nominations for the Board of Directors, intended to be presented at the Company's  annual meeting of  shareholders to be held in 2002 should be submitted by certified  mail,  return receipt  requested, and must be received by the Company at its executive  offices in Tampa,  Florida on or before August 24, 2001 to be eligible for inclusion in the Company's Proxy
Statement and Proxy relating to that meeting.  Any shareholder  proposal must be in writing and must set forth (i) a  description  of the business  desired to be brought  before the meeting and the reasons for  conducting  the business at the meeting,  (ii) the name and address,  as they appear on the Company's  books, of the  shareholder  submitting the proposal,  (iii) the class and number of shares that are  beneficially  owned by such  shareholder,  (iv) the dates on which the shareholder  acquired  the  shares,  (v)  documentary  support  for any claim of beneficial  ownership,  (vi) any  material  interest of the  shareholder  in the proposal,  (vii) a statement  in support of the  proposal,  and (viii) any other information required by the rules and regulations of the Commission.

                                  OTHER MATTERS

Section 16(a) Beneficial Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers  and  directors  and any  persons  who  beneficially  own more than ten percent of the  Company's  Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange  Commission and the National  Association of Securities  Dealers,  Inc. Officers,  directors and beneficial  owners of more than ten percent of the Common  Stock are required by applicable  regulations  to furnish the Company with copies of all Section 16(a)
forms they file.  Based  solely upon a review of such  reports  furnished to the
Company and written representations that no other reports were required,  during the fiscal year ended December 31, 1998,  all Section 16(a) filing  requirements applicable  to  directors,  executive  officers  and  greater  than ten  percent beneficial  owners  were  complied  with  by such  persons,  except  that  Jesus
Alvarez-Morodo  was late in filing a Form 3. The  Company  believes  that during
Fiscal 2000, all persons  subject to the reporting  requirements  with regard to the Common Stock complied with all applicable filing requirements.

Expenses of Solicitation

     The cost of soliciting  proxies in the  accompanying  form will be borne by the  Company.  In addition to the use of the mails,  proxies may be solicited by directors,  officers or other employees of the Company, personally, by telephone or by  telegraph.  The Company does not expect to pay any  compensation  for the solicitation of proxies, but may reimburse brokers,  custodians or other persons holding  stock in their names or in the names of nominees for their  expenses in sending proxy materials to principals and obtaining their instructions.

Miscellaneous

     Management  does not know of any  matters to be  brought  before the Annual
Meeting  other  than as  described  in this  Proxy  Statement.  Should any other matters  properly  come before the Annual  Meeting,  the persons  designated  as proxies will vote in accordance with their best judgment on such matters.

Availability of Annual Report on Form 10-K

     Accompanying  this Proxy Statement is a copy of the Company's Annual Report on Form 10-K for Fiscal 2000.  Shareholders who would like additional  copies of the Annual  Report on Form 10-K  should  direct  their  requests  in writing to:
Tropical  Sportswear Int'l Corporation,  4902 W. Waters Avenue,  Tampa,  Florida
33634-1302, Attention: Michael Kagan, Secretary.

                                                                      APPENDIX A
                      TROPICAL SPORTSWEAR INT'L CORPORATION
                             AUDIT COMMITTEE CHARTER

Organization

     The Audit Committee shall be composed solely of at least three  independent directors who are free of any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. The
Board of Directors, in selecting the members of the Audit Committee,  shall make a  determination  that  each  member  is  independent.  The  required  skills of committee members as defined by the security  regulatory  authorities'  guidance will be  considered  in the  choice  of  members.  Specific  guidance  as to the standards  of  independence  and the  requisite  skills for members of the Audit
Committee  are  included in the Rules of The Nasdaq  Stock  Market  Inc.  and in
Securities and Exchange  Commission  Release 34-42231,  dated December 14, 1999, which are attached to this Charter.

Statement of Policy

     The Audit  Committee  shall assist the Board of Directors in exercising its authority with respect to financial matters. The Audit Committee will review the
Corporation's  accounting and financial  reporting practices and the quality and integrity  of the  Corporation's  financial  reporting.  In so doing,  the Audit
Committee will facilitate free and open communication  between the Corporation's directors, independent auditors, internal auditors and financial management.

Power and Authority

     In its review of financial matters,  the Audit Committee shall have and may exercise  all the powers and  authority  of the Board of Directors to the extent permitted  under  applicable  corporate  laws of the  State of  Florida  and the
Articles  of  Incorporation  and Bylaws of the  Corporation.  Each member of the
Audit  Committee  shall, in the  performance of such member's  duties,  be fully protected in relying on information, opinions, reports or statements prepared or presented by any of the  Corporation's  officers or employees,  or committees of the  Board  of  Directors  or by any  other  person  as to  matters  the  member reasonably  believes  are within  such  other  person's  professional  or expert competence,  all to the extent  permitted by  applicable  corporate  laws of the
State  of  Florida  and  the  Articles  of  Incorporation   and  Bylaws  of  the
Corporation.

Activities

     The Audit  Committee will review and monitor the  Corporation's  accounting policies and financial reporting  practices,  paying particular attention to any weaknesses in internal accounting  policies and controls,  with the primary goal being to help assure that the Corporation's  financial statements present fairly the  Corporation's  financial  results in  accordance  with  generally  accepted accounting principles.

     In the course of these activities, the Audit Committee will:

    1.   Recommend to the directors the  independent  auditors to be selected to audit the  financial  statements  of the  Corporation,  and  review the independence and objectivity of the independent  auditors. In reviewing the  independence of the auditors,  the Committee will receive a formal written statement delineating all relationships between the auditor and the Corporation,  consistent with Independence Standards Board Standard
         1; actively  engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and either take or recommend that the full board  take  appropriate  action to  oversee  the  independence  of the outside auditor.

    2.   Meet  with  the  Corporation's   independent   auditors  and  financial
         management  to review the scope of the  proposed  audit for the current year and the audit procedures to be utilized, and, at the conclusion of the  annual  audit,  review  such  audit,  including  any  comments  or recommendations of the independent auditors.

    3.   Prior to the public release of the annual  financial  statements,  meet
         with  the  Corporation's   financial  management  and  the  independent
         auditors  to  discuss  the  disclosure  and  content  of the  financial statements,  including a  discussion  of the quality of the  accounting
         principles   applied   and   significant    judgments   affecting   the
         Corporation's financial statements.

    4.   Discuss with, and report to, the Corporation's financial management and
         the  Board  of  Directors  the  material   findings   included  in  the
         independent auditors' management letter, if any.

    5.   Discuss with,  and receive  reports from,  the  Corporation's  internal auditors,  independent  auditors  and  financial  management  regarding material changes in the Corporation's accounting principles,  standards and policies.

    6.   Discuss with, and receive reports from, the  Corporation's  independent auditors,  internal  auditors and  financial  management  regarding the
         adequacy  and  effectiveness  of  the   Corporation's   accounting  and
         financial controls.

    7.   Review  the  Corporation's  internal  audit  function,   including  its
         independence  and  authority,  the proposed  audit plans for the coming year  and  the  coordination  of  such  plans  with  the  Corporation's independent auditors.

    8.   Consider and discuss with the  Corporation's  financial  management and internal auditors  significant  findings from completed internal audits during the year and any material  changes required in the planned scope
         of  the  internal   audit  plan.   Provide  an   opportunity   for  the
         Corporation's  internal auditors and independent  auditors to meet with the  members  of the Audit  Committee  without  members  of  management present.  Among the items to be  discussed  in these  meetings  are the
         independent  auditors'  evaluation  of  the  Corporation's   financial,
         accounting  and  auditing  personnel,  and  the  cooperation  that  the independent auditors received during the course of the audit.

    9.   Investigate any matter brought to its attention within the scope of its duties,  with the power to retain outside  counsel for this purpose if, in its judgment, it is appropriate to do so.

   10.   Submit the  minutes  of all  meetings  of the committee  to, or discuss the  matters  discussed  at  each  committee meeting with, the Board of
         Directors.

   11.   Review the charter for the Audit Committee and its activities to ensure that these are  consistent  with  requirements  of the SEC,  NASDAQ and other supervisory authorities.

                                      PROXY

                      TROPICAL SPORTSEAR INT'L CORPORATION
                                 Tampa, Florida
                       2001 Annual Meeting of Shareholders

         The undersigned  shareholder of Tropical  Sportswear Int'l  Corporation
(the  "Company"),  Tampa,  Florida,  hereby  constitutes and appoints William W.
Compton  and  Michael  Kagan,  or either  one of them,  each with full  power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if  personally  present at the 2001 Annual  Meeting of
Shareholders  to be held at the  offices  of the  Company  at 4902  West  Waters
Avenue,  Tampa, Florida 33634-1302 on Tuesday,  January 23, 2001, at 10:00 A.M.,
local time,  or at any  adjournments  thereof (the "Annual  Meeting"),  upon the proposals  described  in the Notice to the Holders of Common Stock of the Annual
Meeting of Shareholders and Proxy  Statement,  both dated December 22, 2000, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion,  are further  authorized to vote on any shareholder  proposals submitted to the Company for a vote of the  shareholders  at the Annual  Meeting after  November 23, 2000, as well as on the election of any person as a director if a director  nominee  named in Proposal I is unable to serve or for good cause will not serve, and on matters incident to the conduct of the Annual Meeting. At the  present  time,  the Board of  Directors  knows of no other  business  to be presented  to a vote of the  shareholders  at the Annual  Meeting.  The Board of
Directors recommends a vote FOR the proposals.

         This  Proxy,  when  properly  executed,  will be  voted  in the  manner directed by the  undersigned  shareholder.  If no direction is made,  this Proxy will be voted FOR the proposals.

     THIS PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS  OF TROPICAL
SPORTSWEAR INT’L CORPORATION AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO
ITS EXERCISE.

         Proposal  I:  Election  of  Directors.  On the  proposal  to elect  the following  directors to serve until the indicated Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

                     Terms to Expire in 2004

                          Michael Kagan
                         Leon H. Reinhart
                         Charles J. Smith

                For |_|                            Withhold Authority |_|

     To withhold authority for any individual nominee(s),  write the name of the nominee(s) in the space provided:

     Proposal II:  Ratification of the Company's  Independent  Auditors.  On the
Proposal  to ratify the  selection  of Ernst  &  Young LLP as the  Company's independent auditors for the fiscal year ending September 29, 2001:

                For |_|              Against |_|             Abstain |_|

         This  Proxy,  when  properly  executed,  will be  voted  in the  manner directed by the  undersigned  shareholder.  If no direction is made,  this Proxy will be voted FOR the proposals.

         Please sign exactly as your name appears on your stock  certificate and date. Where shares are held jointly,  each shareholder should sign. When signing as executor,  administrator,  trustee,  or  guardian,  please give full title as such. If a corporation, please sign in full corporate name by president or other authorized  officer.  If a partnership,  please sign in full partnership name by authorized person.

                                      Shares Held:   ____________________

                                      __________________________________________
                                      Signature of Shareholder

                                      __________________________________________
                                      Signature of Shareholder (If held Jointly)

                                      Dated:    ________________________________